UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2024

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23460 N. 19th Avenue, Suite 110 Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (928) 779-4143

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2024, we entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, pursuant to which we may offer and sell, from time to time at our sole discretion, in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), shares of our common stock, par value $0.001 per share (the “Shares”), through or to Wainwright for aggregate gross proceeds of up to $1,575,944. The offer and sale of the Shares will be made pursuant to a previously filed shelf registration statement on Form S-3 (Registration No. 333-261227), originally filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2021 and amended on May 4, 2022, and declared effective by the SEC on May 6, 2022, and the related prospectus supplement related to the offering of the Shares dated June 20, 2024, and filed with the SEC on such date pursuant to Rule 424(b) under the Securities Act.

Pursuant to the Sales Agreement, Wainwright may sell the Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), or any other existing trading market in the United States for our Shares, in privately negotiated transaction with our consent, and if so provided in the “Plan of Distribution” section of the prospectus supplement or a supplement thereto or in a new prospectus supplement disclosing the terms of such privately negotiated transaction. We are not obligated to make any sales of Shares under the Sales Agreement and Wainwright is not required to sell any number or dollar amount of the Shares but will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq, to sell the Shares from time to time, based upon instructions from us (including any price, time, or size limits or other customary parameters or conditions we may impose).

We will pay Wainwright a placement fee of 3.0% of the gross sales price of Shares sold under the Sales Agreement provided, however, that such compensation will not apply when Wainwright acts as principal, in which case we may sell the Shares to Wainwright as principal at a price agreed upon at the relevant applicable time and pursuant to a separate agreement we will enter into with Wainwright setting forth the applicable terms. Pursuant to the terms of the Sales Agreement, we have provided Wainwright with customary indemnification and contribution rights, including for liabilities under the Securities Act. We also will reimburse Wainwright for certain specified expenses in connection with entering into the Sales Agreement and additional amounts for due diligence update sessions conducted in connection with each such date the Company files its Quarterly Reports on Form 10-Q or its Annual Report on Form 10-K, as applicable. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of Shares pursuant to the prospectus supplement dated June 20, 2024 having an aggregate sales price of up to $1,575,944 or (2) the termination by us or Wainwright of the Sales Agreement pursuant to its terms.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion of Greenberg Traurig, LLP relating to the legality of the issuance of the Shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of such Shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our public filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated as of June 20, 2024, by and between SenesTech, Inc. and H.C. Wainwright & Co., LLC
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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